1993 TEL Electronics Inc. Stock Option and Incentive Plan








                              TEL ELECTRONICS INC.








                         STOCK OPTION AND INCENTIVE PLAN











DATED:   June 7, 1993



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                                TABLE OF CONTENTS


PURPOSE  ..................................................................  1

DEFINITIONS................................................................  1

EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL..........................  4

ADMINISTRATION.............................................................  4

SHARES SUBJECT TO THE PLAN.................................................. 5

ELIGIBILITY................................................................. 5

STOCK OPTIONS............................................................... 5

STOCK APPRECIATION RIGHTS................................................... 7

PERFORMANCE SHARES.......................................................... 8

RESTRICTED STOCK AWARDS.....................................................10

DIVIDEND EQUIVALENTS........................................................12

GENERAL  ...................................................................12

CHANGES IN CAPITAL STRUCTURE................................................15

AMENDMENTS AND TERMINATION..................................................15



                                       i


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                              TEL ELECTRONICS INC.
                         STOCK OPTION AND INCENTIVE PLAN


         1.       PURPOSE

     The purpose of the Tel electronics inc. Stock Option and Incentive Plan (the "Plan") is to provide a means through which Tel electronics inc., a Utah corporation, (the "Company") and its Subsidiaries may attract able persons to enter the employ of the Company and its Subsidiaries and to provide a means whereby those key employees upon whom the responsibilities for the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and the desire to remain in the employ of the Company and its Subsidiaries.

     A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries. So that the appropriate incentive can be provided, the Plan provides for granting non-qualified Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares and Dividend Equivalents, or any combination of the foregoing.

         2.       DEFINITIONS

         The following definitions shall be applicable throughout the Plan:

     (a)  "Award"  means,  individually  or  collectively,   any  Option,  Stock
Appreciation Right, Restricted Stock Award, Performance Share Award, or Dividend Equivalent Award.

     (b) "Award Period" means a period of not less than three years.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986 and any regulations issued thereunder, as the same may be amended from time to time.

     (e) "Committee" means the committee of the Board described in paragraph 4.

     (f) "Company" means Tel electronics inc.

     (g) "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     (h) "Dividend Equivalent" means the Award granted under paragraph 11.

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     (i) "Eligible  Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis who satisfies all of the requirements of paragraph 6.

     (j) "Fair Market Value" means as follows:

                       (i) For periods during which the Stock is not regularly traded on an established securities market, it shall be the value of a share of Stock as determined by the Board based on an appraisal of the Company by an independent third party as of the Valuation Date coinciding with or immediately preceding the particular date on which Fair Market Value is to be determined.

                       (ii) For periods during which the Stock is regularly traded on an established securities market,

                              (1) For Options, SARs and Dividend Equivalents, it shall be the average of the highest price and the lowest price at which the Stock shall have been reported as sold on a generally recognized stock exchange (the "Exchange") or quoted pursuant to an inter-dealer quotation system of a national securities association registered with the United States Securities and Exchange Commission (the "Quotation System") on a specified date;

                              (2) For Performance Share Awards, it shall be the average of the reported closing prices of the Stock on the Exchange or Quotation System for 30 consecutive trading days prior to the Valuation Date.

     (k) "Holder" means an Eligible Employee who has been granted an Award.

     (l) "Incentive Stock Option" means an Option within the meaning of paragraph 422 of the Code.

     (m) "Normal Termination" means Termination:

                       (i) At retirement pursuant to the Company or Subsidiary retirement plan covering the Holder,

                       (ii)  For permanent and total disability, or

                       (iii) For any other reason,  other than a Termination for
                  cause, provided that the Committee has approved, in writing, the continuation of any Option outstanding on the date of the Holder's Termination.

     (n) "Option" means an Award granted under paragraph 7 of the Plan.

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     (o)  "Performance  Share" means an Award granted  under  paragraph 9 of the
Plan.

     (p) "Plan" means the Tel electronics inc. Stock Option and Incentive Plan, as set forth herein and as the same may be amended from time to time.

     (q) "Restricted Stock Award" means an Award granted under paragraph 10 of the Plan.

     (r) "ROE" means return on average shareholders' equity which is defined as the Company's consolidated net earnings, divided by the average of the shareholders' equity at the beginning and end of the year, as shown in the consolidated statements of earnings and balance sheet as set forth in the Company's annual report to shareholders for such year. The Committee may, in its sole discretion, include or exclude any items in calculating ROE. "Average ROE" means, with respect to any one Award Period, the sum of the ROEs achieved in each of the years of the Award Period divided by the number of years in the Award Period.

     (s) "Stock" means Common Stock of the Company as defined in Article 5 of the Company's Articles of Incorporation, unless, at any time prior to the grant of the first Award under the Plan, the Committee, in its sole and absolute discretion, designates an alternative class of stock of the Company as "Stock" for purposes of this Plan, and such designation is consistent with applicable law; and such other stock as shall be substituted therefor as provided in paragraph 13.

     (t) "Stock Appreciation Right" or "SAR" means an Award granted pursuant to paragraph 8 of the Plan.

     (u) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     (v) "Termination" means separation from employment with the Company or any of its Subsidiaries for any reason other than death.

     (w) "Valuation Date" means as follows:

                       (i) For purposes of determining the Fair Market Value under paragraph 2(j)(i), the last day of the fiscal year of the Company and such other dates as the Committee shall determine in its discretion; and

                       (ii) For purposes  of  determining  Fair Market  Value of
                  Performance Shares Awards under paragraph 2(j)(ii)(2), the first day of the year in which the Award is made for purposes of granting Performance Share Awards and the first business day following the end of the Award Period for the purpose of making Performance Share payments.

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         3.       EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

     The Plan will become effective on the date it is approved by the shareholders of the Company holding a majority of the Company's voting stock. Awards may be made as provided herein for a period of 10 years after such date.

     The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

         4.       ADMINISTRATION

     The Committee shall administer the Plan. The Committee shall consist of at least two individuals who are members of the Board provided that, when and if Awards are to be made to officers or directors of the Company or its Subsidiaries who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee shall consist of at least two individuals who are members of the Board and who are "disinterested persons," as such term is defined in Rule 16b-3 promulgated under the 1934 Act, or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the regulations and rules promulgated thereunder. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee.

     No member of the Committee, while serving as such, shall be eligible to receive an Award under the Plan. Except as otherwise provided in the Plan, the Committee shall have exclusive power, authority and discretion to:

     (a) Select Eligible Employees to participate in the Plan.

     (b) Determine the Awards to be made to each Eligible Employee selected.

     (c) Determine the time or times when Awards will be made.

     (d) Determine the conditions (including the performance requirements) to which the payment of Awards may be subject.

     (e) Prescribe the form or forms evidencing Awards.

     (f) Establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan.

     (g) Make all determinations relating to the Plan.

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     The Committee's  interpretation  of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

         5.       SHARES SUBJECT TO THE PLAN

     The Committee may, from time to time, grant Awards to one or more Eligible Employees; provided, however, that:

     (a) Subject to paragraph 13, the aggregate number of shares of Stock made subject to Awards under this Plan may not exceed 1,000,000.

     (b) Shares shall be deemed to have been used in payment of SARs and Performance Shares only if such shares are actually delivered to the Holder.

     (c) To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award, but only if the Holder has not received any benefits of ownership from such shares prior to the time of such lapse or termination. A Holder shall not be deemed to have received benefits of ownership with respect to shares subject to an Award merely because the Holder has voting rights with respect to such shares or where dividends accumulate with respect to such shares if such dividends are forfeited by the Holder when and if the underlying shares of Stock are forfeited.

     (d) Stock delivered by the Company in settlement under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market, or Stock purchased by private purchase at prices no higher than the Fair Market Value as defined in paragraph 2(j) at the time of purchase.

         6.       ELIGIBILITY

     Officers and key employees of the Company and its Subsidiaries who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or one or more of its Subsidiaries shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee shall, from time to time, select from such eligible persons those to whom Awards shall be granted and determine the size or amount of each such Award.

         7.       STOCK OPTIONS

     One or more Options can be granted to any Eligible Employee. Each Option so granted shall be subject to the following conditions:

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     (a) Option  Price.  The option price per share of Stock shall be set by the grant, provided that in the case of an Incentive Stock Option, the option price per share may not be less than Fair Market Value at the Date of Grant.

     (b) Form of Payment. Upon the exercise of all or any part of an Option, the option price shall be payable in full by check, in shares of Stock owned by the Holder to the extent permitted by law, or in any combination thereof at the election of the Holder. Payment of the option price with shares of Stock owned by the Holder shall be made by assigning and delivering such shares to the Company. The shares shall be valued at Fair Market Value on the exercise date of the Option. Except as otherwise provided by law or the terms of the Stock Option Agreement, the option price may also be paid by the Holder directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the option price. A Holder who elects to exercise all or any part of his Option by directing the Company to withhold shares subject to the exercised Option shall notify the Company in writing of his intent to do so. A Holder electing to pay the option price in such manner shall receive the number of shares of Stock determined pursuant to the following formula:

  Number       Number of Shares               Fair Market Value      Option
    of     =   as to which the       x        on Exercise Date   -    Price
  Shares       Option is to be              ---------------------------------
                  exercised                     Fair Market Value on
                                                   Exercise Date

     (c) Other Terms and Conditions. If the Holder has not died or terminated, the Option shall become exercisable in such manner and within such period or periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full, in any manner permitted under paragraph 7(b). Except as otherwise provided in this Plan or in the applicable Stock Option Agreement, any Option may be exercised in whole or in part at any time. An Option may lapse under the following circumstances:

                           (i) Prior to the Holder's  termination of  employment
                  for any reason, the Option shall lapse ten (10) years after it is granted, unless an earlier time is set by the grant.

                           (ii) If the Holder  separates from  employment  other
                  than by Normal Termination, it shall lapse at the time of Termination.

                           (iii) If  the   Holder's   Termination  is  a  Normal
                  Termination, it shall lapse three months after his Normal Termination.

                           (iv) If the Holder dies within the option period or within three months after Normal Termination, the Option shall lapse unless it is exercised within the option period and in no event later than 15 months after the date of the Holder's death. Upon the Holder's death, any exercisable Options may be exercised by the Holder's legal representative or representatives, by the person or persons entitled to do so under the Holder's last will and testament or, if the Holder shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

     (d) Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the Option containing such provisions as may be determined by the Committee, subject to the following terms and conditions.

                           (i) Any Option or portion thereof that is exercisable
                  shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the grant.

                           (ii) Every share purchased through the exercise of an
                  Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share, when the Holder purchases the share or exercises a related SAR or when the Option lapses.

                           (iii) Options shall not be transferable by the Holder
                  except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him.

                           (iv) Notwithstanding any provision (other than paragraph 7(e)), in the event of a public tender for all or any portion of the Stock or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Committee may in its sole discretion declare previously granted Options to be immediately exercisable.

     (e) Individual Dollar limitations. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by any Holder in any calendar year may not exceed $[100,000].

         8.       STOCK APPRECIATION RIGHTS

     Any Option granted under the Plan may include a SAR, either at the time of grant or by amendment. SARs may also be separately granted pursuant to an Award. Such SARs shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

     (a) Right to Exercise. A SAR issued pursuant to an Option shall be exercisable to the extent the Option is exercisable and only with the consent of the Committee. A SAR which is not issued pursuant to an Option shall only be exercisable during the Award period specified in the "Stock Rights Agreement" pursuant to which the SAR is issued. Unless otherwise provided in the Stock Rights Agreement, the Holder's right to exercise any outstanding SARs shall terminate upon the Holder's termination of employment with the Company and its Subsidiaries for any reason, including but not limited to, resignation, discharge, death or disability.

     (b) Failure to Exercise. If, on the last day of the option period or specified Award period, the Fair Market Value of the Stock exceeds the option price or SAR price determined at the time the Award is granted, and the Holder has not exercised such SAR, such right shall be deemed to have been exercised by the Holder on such last day.

     (c) Payment. An exercisable SAR granted pursuant to an Option shall entitle the Holder to surrender unexercised the Option in which it is included, or any portion thereof, and to receive in exchange therefor an amount equal to the excess of the "value", as hereinafter defined, of one share of Stock over the option price per share multiplied by the number of shares subject to the Option or portion thereof which is so surrendered. Upon exercise of a SAR not issued pursuant to an Option, the Holder shall receive Stock and/or cash in an amount equal to that number of shares of Stock having an aggregate value equal to the excess of the value of one share of Stock over the SAR price specified in the Stock rights agreement multiplied by the number of SARs exercised. The Committee may, in its sole discretion, elect to have the Company settle its obligation arising out of the exercise of a SAR by the payment of cash, the delivery of shares of Stock having an aggregate value equal to the amount of the Company's obligation as determined pursuant to this paragraph 8(c), or partially by the payment of cash and partially by the delivery of shares. The Committee shall also have the right to place such limitations and restrictions on the Company's obligation to make such cash payments or deliver shares under SARs as the Committee, in its sole discretion, deems to be in the best interest of the Company. The term "value" as applied to shares shall be Fair Market Value on the trading day next preceding the date on which the SAR is exercised. To the extent that a SAR included in an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

     (d) Other Limitations. Such other limitations as the Committee and/or the Stock Option Agreement or Stock Rights Agreement shall impose.

         9.       PERFORMANCE SHARES

     Each Performance Share shall be deemed to be the equivalent of one share of Stock. The Award of Performance Shares under the Plan shall not entitle the Holder to any interest in or to any dividend, voting, or other rights of a shareholder of the Company. Performance Shares shall be credited to a
Performance Share account to be maintained for each Holder. The value of the Performance Shares in a Holder's Performance Share account at the time of Award or the time of payment shall be an amount equal to the Fair Market Value at such time of an equivalent number of shares of the Stock (subject to the limitation provided in paragraph 9(c).

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     (a) Award Grants. Performance Share Awards may be made by the Committee, in
its   discretion,   taking  into  account  a  Holder's   responsibility   level,
performance, potential, cash compensation level, the Fair Market Value of the Stock at the time of the Awards, and such other factors as it deems appropriate. Grants of Performance Shares shall be deemed to have been on January 1 of the year in which such grants are made.

     The Committee shall not, over the term of the Plan, grant to any single Holder as Performance Shares more than 30 percent of the maximum number of shares of Stock which may be granted under paragraph 5(a). Awards cancelled or portions of Awards not paid out in full to any single Holder shall not be included for purposes of applying this limitation.

     (b) Right to Payment of Performance Shares. Following the end of the Award Period, the Holder of a Performance Share shall be entitled to receive payment from his Performance Share account based on the achievement or performance measures for such Award Period, as determined by the Committee. The Committee shall have the right to establish average ROE requirements or other criteria for measuring executive performance prior to the beginning of the Award Period but subject to such later revisions as the Committee shall deem appropriate to reflect significant or unforeseen events or changes.

     In the event a Holder terminates employment during an Award Period, payment of outstanding Performance Share Awards will be as follows:

                           (i) If the Holder resigns or is discharged, no payment will be made and the Award will be completely forfeited.

                           (ii) If the Holder retires pursuant to the Company or
                      Subsidiary retirement plan covering that Holder, the Holder will be entitled to payment at the end of the Award Period in an amount which bears the same relationship to the Award's Fair Market Value upon the Valuation Date as the period of service completed after the grant of the Award but prior to the retirement bears to the Award Period.

                           (iii) If  the  Holder  dies or becomes  disabled, the
                      Holder (or his designated beneficiary or the person entitled to his Performance Shares under paragraph 12(d) will be entitled to payment at the end of the Award Period of a prorated amount which is determined in the same manner as the amount payable under paragraph 9(b)(ii).

     (c) Form and Timing of Payment. No payment of Performance Shares shall be made prior to the end of an Award Period. Payment therefor shall be made as soon as practicable after the receipt of audited financial statements relating to the last year of such period. The Committee may, in its discretion, limit the Company's payment obligation for Performance Shares to the lesser of Fair Market

Value at the time of payment or an amount equal to not more than 200 percent of the Fair Market Value at the time such Performance Shares were granted.

     The payment to which a Holder shall be entitled at the end of an Award Period shall be a dollar amount equal to the Fair Market Value on the Valuation Date (or such lesser amounts as the Committee may establish) of the number of shares of Stock equal to the number of Performance Shares earned and payable to him in accordance with paragraph 9(b). Payment shall normally be made 50 percent in cash and 50 percent in Stock. The Committee, however, may authorize payment in such other combinations of cash and Stock or all in cash or all in Stock, as it deems appropriate.

     The number of shares of Stock to be paid in lieu of cash will be determined by dividing the portion of the payment not paid in cash by:

                           (i) The Fair Market Value of Stock on the date on which the shares are issued by the Company; or

                           (ii) The price per share paid for shares purchased for a Holder's account should the Committee determine, in its discretion, to authorize the purchase of shares on behalf of the Holder on the open market or through private purchase.

         10.               RESTRICTED STOCK AWARDS

     (a) Restriction Period to be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award, which shall not be less than [three] years. At the discretion of the Committee, each Restricted Stock Award may have a different Restriction Period. In the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the shareholders for a vote, the Committee may in its sole discretion change or eliminate the Restriction Period. Except as permitted above, under paragraph 10(c), or pursuant to paragraph 13, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

     (b) Other Terms and Conditions. Stock awards pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to enjoy all shareholder rights during the Restriction Period with the exception that:

                           (i)  The Holder shall  not be entitled to delivery of
                  the  stock   certificate  until  the  Restriction  Period  has
                  expired.

                           (ii) The Company may either issue shares subject to such restrictive legends and/or stop transfer instructions as it deems appropriate or provide for retention of custody of the Stock during the Restriction Period.

                           (iii) The Holder  may  not  sell,  transfer,  pledge,
                  exchange, hypothecate, or otherwise dispose of the Stock during the Restricted Period.

                           (iv) A breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award, and any dividends withheld thereon.

                           (v) Cash and Stock dividends may be either currently paid or withheld by the Company for the Holder's account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as shall be determined by the Committee.

     (c) Forfeiture Provisions. In the event a Holder terminates employment during a Restriction Period, his right to a Restricted Stock Award will be determined as follows:

                           (i) If the Holder resigns or is discharged, the Award will be completely forfeited.

                           (ii) Except as otherwise  provided in paragraph 10(c)
                  (iv), if the Holder retires, pursuant to the Company or Subsidiary retirement plan covering that Holder, the Holder will be vested in that portion of the Award as bears the same relationship to the entire Award as the period of service completed beginning on the date the Award was made and ending on such retirement bears to the Restriction Period.

                           (iii) Except as otherwise provided in paragraph 10(c)
                  (iv), if the Holder dies or becomes disabled, the Holder (or his designated beneficiary or the person entitled to his Restricted Stock under paragraph 12(d) will be vested in a portion of the Award, with such portion to be determined in the same manner as the portion under paragraph 10(c)(ii).

                           (iv) Notwithstanding  paragraph  10(c)(ii) and (iii),
                  if one or more of the restrictions placed on a Restricted Stock Award by the Committee require an action by the Holder or the occurrence of an event other than the passage of time, and the Holder retires, dies or becomes disabled before such restriction or restrictions have been satisfied, the Holder shall not be vested in any portion of the Award unless the Committee, in its sole and absolute discretion, elects to waive satisfaction of such restriction or restrictions as a condition of receipt of all or any part of the Award.

     Any portion of a Restricted Stock Award in which the Holder is vested shall be received as soon as practicable following termination.

     (d) Payment for Restricted Stock. A Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award.

         11.               DIVIDEND EQUIVALENTS

     Any Option granted under the Plan may include at no additional cost Dividend Equivalents, either at the time of grant or by amendment. Dividend Equivalents will be based on the dividends declared on the Stock on record dates during the period between the date an Option is granted or the date the Dividend Equivalents are granted, if later, and the date such Option is exercised. Such Dividend Equivalents shall be converted to additional shares of Stock as follows:

  Number of Dividend            Number of Shares               Dividend
   Equivalent shares     =      under the Option     x         per share
                                ----------------------------------------
                                              Book value of share

     The Dividend Equivalents earned with respect to a Holder shall be distributed to the Holder (or his successor in interest) in the form of shares of Stock at the time the Option is exercised. Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously earned by the Holder (or his successor in interest) and not issued during the period prior to the dividend record date. For purposes of this paragraph 11, the book value of a share of the Stock shall be determined in accordance with the Company's established accounting practices as of the last business day of the month immediately preceding the dividend record date.

                12.               GENERAL

     (a) Government and Other Regulations: The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock issued under the Plan. If the shares to be issued under the Plan are to be issued pursuant to certain exemptions from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     (b) Tax Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments and, in the case of Awards paid in Stock, the Holder may be required to pay to the Company or a Subsidiary, by check, in shares of Stock owned by the Holder to the extent permitted by law, or in any combination thereof elected by the Holder, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. Payment of taxes with shares of Stock owned by the Holder shall be made by assigning and delivering such shares to the Company. Such shares shall be valued at Fair Market Value on the business day immediately preceding the date on which such shares are assigned or delivered. Except as otherwise provided by law or the terms of the governing Award agreement, any taxes which are required to be withheld with respect to an Award paid in Stock may also be paid by the Holder directing the Company to withhold from the shares of Stock that would otherwise be issued pursuant to the Award, that number of shares having a Fair Market Value on the earlier of the date the Award is exercised or the date the Award is paid (the "Applicable Date") equal to the taxes due. A Holder who elects to pay any taxes due by directing the Company to withhold shares subject to the Award shall notify the Company in writing of his intent to do so. A Holder making such election shall receive the number of shares of Stock determined pursuant to the following formula.

    Number                Number of           Fair Market Value          Taxes
      of         =     Shares Subject   x     on Applicable Date    -     Due
    Shares                to Award            --------------------------------
                                              Fair Market Value on
                                              Applicable Date

     (c) Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary.

     (d) Beneficiaries. Except as otherwise provided in paragraph 7, dealing with Options, or in the agreement evidencing an Award, any payment of Awards due under this Plan to a deceased Holder shall be paid to the beneficiary designated by the Holder and filed with the Committee, provided that if the Holder is married, a designation of a person other than the Holder's spouse as his beneficiary with respect to more than 50 percent of the Holder's interest in the Award shall not be effective without the written consent of the Holder's spouse. If no such beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto under the Holder's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Committee.

     (e) Non-transferability. Subject to paragraphs 7(d)(iii) and 12(d), a person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred, provided that a person's rights and interests under the Plan may be assigned, pledged or transferred pursuant to a domestic relations order which satisfies the requirements for a "qualified domestic relations order" set forth in Section 414(p)(1)(A) of the Internal Revenue Code.

     (f) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (g) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken, including the furnishing of information, or failure to act, if in good faith.

     (h) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

     (i) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     (j) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     (k) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     (l) Fractional Shares. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or rounding down.

         13.               CHANGES IN CAPITAL STRUCTURE

     In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or stock of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

     Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Award granted hereunder shall pertain to and apply to the securities or rights to which a holder of the number of shares of Stock subject to the Award would have been entitled; but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall, in the sole discretion of the Committee:

     (a) Cause every Award outstanding hereunder to terminate, except that the surviving or resulting corporation, in its absolute and uncontrolled discretion, may tender an option or options to purchase its shares or exercise such rights on terms and conditions, as to the number of shares and rights and otherwise, which shall substantially preserve the rights and benefits of any Award then outstanding hereunder; or

     (b) Subject to the requirements of paragraph 7(e), give each Holder the right to exercise Options and/or other Awards prior to the occurrence of the event otherwise terminating the Options and/or other Awards over such period as the Committee, in its sole and absolute discretion, shall determine.

         14.               AMENDMENTS AND TERMINATION

         The Board may at any time terminate the Plan.

     The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan, in whole or in part, provided, however, that without further shareholder approval, the Board shall not:

     (a) Increase the maximum number of shares which may be issued on exercise of Options or SARs or pursuant to Restricted Stock Awards, Dividend Equivalent Awards or Performance Share Awards, except as provided in paragraph 13;

     (b) Change the minimum option price;

     (c) Extend the maximum option term;

     (d) Extend the termination date of the Plan; or

     (e) Permit the granting of an Award to a person who is not an employee.

     The Committee may cancel or reduce or otherwise alter a Holder's outstanding Awards thereunder if, in its judgment, (a) such action is necessary to comply with applicable securities laws, or (b) such action would be in the best interests of the Company provided that it obtains the written consent of the Holder.